Exhibit 99.2

Instructions To Registered Holder And/Or

Book-Entry Transfer Facility Participant

From Beneficial Owner

of

Clear Channel Communications, Inc.

Senior Notes due 2021

144A Notes (CUSIP 184502 BP6 and ISIN US184502BP62)

Regulation S Notes (CUSIP U18285 AK9 and ISIN USU18285AK98)

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated                 , 2013, of Clear Channel Communications, Inc. and accompanying letter of transmittal, that together constitute Clear Channel Communications, Inc.’s offer to exchange up to $1,826,114,748 aggregate principal amount of Senior Notes due 2021 (collectively with the guarantees thereof and the PIK notes (as defined below), the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,826,114,748 aggregate principal amount of our outstanding Senior Notes due 2021 issued by Clear Channel Communications, Inc. (together with the guarantees thereof, the “outstanding notes”). Clear Channel Communications, Inc. also registered an additional $293,947,803 of exchange notes (together with the guarantees thereof, the “PIK notes”) that Clear Channel Communications, Inc. will issue as paid-in-kind interest on exchange notes.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

U.S. $                                              of outstanding notes

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐            TO TENDER ALL of the outstanding notes held by you for the account of the undersigned.

☐            TO TENDER the following outstanding notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $                                              of outstanding notes

☐             NOT TO TENDER any outstanding notes held by you for the account of the undersigned.

If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such exchange notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes, (4) the undersigned is not an “affiliate” of Clear Channel Communications, Inc. within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such outstanding notes tendered and is entitled to tender such outstanding notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered outstanding notes, and that, when the same are accepted for exchange, Clear Channel Communications, Inc. will acquire good and marketable title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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